Exhibit 10.2

EXECUTION VERSION

LOAN AGREEMENT

by and among

RAYONIER ADVANCED MATERIALS INC., as the Company,

RYAM LUX SARL, as the Lender,

and

the GUARANTORS party hereto

Dated as of July 20, 2023

Table of Contents

		Page

	ARTICLE I
	DEFINITIONS

1.1	Certain Defined Terms	1
1.2	Other Interpretive Provisions	8

	ARTICLE II
	THE LOAN

2.1	Borrowing	9
2.2	Prepayments	9
2.3	Payment at Maturity	10
2.4	Interest	10
2.5	Payments Generally	10

	ARTICLE III
	CONDITIONS PRECEDENT

3.1	Conditions Precedent	11

	ARTICLE IV
	REPRESENTATIONS AND WARRANTIES
4.1	Representations	12

	ARTICLE V
	AFFIRMATIVE COVENANTS

5.1	Preservation of Existence, Etc	13
5.2	Security Documents	13
5.3	Further Assurances	13
5.4	Future Guarantors	14
5.5	Post-Closing Obligations	14
5.6	Use of Proceeds	14

	ARTICLE VI
	GUARANTEE

6.1	Guarantee	14
6.2	Limitation on Liability	16
6.3	Successors and Assigns	16
6.4	No Waiver	16

	ARTICLE VII
	EVENTS OF DEFAULT AND REMEDIES

7.1	Events of Default	16
7.2	Acceleration	17
7.3	Other Remedies	18

i

Table of Contents

(continued)

ii

LOAN AGREEMENT (this “Agreement”) dated as of July 20, 2023, between RAYONIER ADVANCED MATERIALS INC., a Delaware corporation (together with any successor thereto, the “Company”), RYAM LUX SARL, a private limited liability company (société à responsabilité limitée) organized under the laws of Luxembourg, having its registered office at 61, avenue de la Gare, L-1611 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 278475, as lender (in such capacity, together with any successor thereto, the “Lender”), and the Guarantors (as defined below) party hereto from time to time.

PRELIMINARY STATEMENTS

The Company has requested, and the Lender has agreed to provide, a term loan facility in aggregate principal amount of $150,000,000, which will be available to the Company in a single draw on the date hereof (the “Term Facility”).

The Lender has determined that it is in its best interests to provide the Term Facility to the Company, the proceeds of which will be used by the Company together with cash on hand to effect the 2024 Notes Redemption.

The Company has determined that it is in its best interest to borrow the Loan under the Term Facility.

Additionally, as an inducement to the Lender to provide the Term Facility, the Company and the Guarantors have agreed to secure all of the Obligations (as defined below) hereunder by granting to the Notes Collateral Agent, for the benefit of the Lender, a security interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2024 Notes” means RAM Products’ 5.50% Senior Notes due 2024 issued on May 22, 2014 in an initial aggregate principal amount of $550,000,000.

“2024 Notes Redemption” means the redemption in full of the 2024 Notes, including any accrued and unpaid interest in respect thereof.

“2026 Notes” means RAM Products’ Senior Secured Notes due 2026 issued on December 23, 2020 in an initial aggregate principal amount of $500,000,000.

“2026 Notes Canadian IP Security Agreements” means, collectively, the following documents, each dated as of December 23, 2020, each between the Notes Collateral Agent and RAM Canada G.P., and each as amended, restated, supplemented or otherwise modified from time to time:

(a)    the Copyright Security Agreement;

(b)    the Patent Security Agreement; and

(c)    the Trademark Security Agreement.

“2026 Notes Canadian Security Agreement Joinder (Intercompany Loan)” means the Additional Cash Flow Secured Party Joinder to the Canadian Security Agreement, dated as of the date hereof, in respect of this Agreement, among the Notes Collateral Agent, RAM Canada G.P., Rayonier A.M. Construction Company Inc., RYAM Canada ULC, Rayonier A.M. Canada Industries Inc. and the Lender (in its capacity as authorized representative and additional cash flow secured party).

“2026 Notes Indenture” means the Indenture dated as of December 23, 2020 among the Company, each of the guarantors party thereto and the Notes Collateral Agent.

“2026 Notes U.S. IP Security Agreements” means, collectively, the following documents, each dated as of December 23, 2020, each between the Collateral Agent, the Company and Rayonier Performance Fibers, LLC, as amended, restated, supplemented or otherwise modified from time to time:

(i)	the Patent Security Agreement; and

(ii)	the Trademark Security Agreement.

“2026 Notes U.S. Security Agreement Joinder (Intercompany Loan)” means the Additional Cash Flow Secured Party Joinder to the U.S. Security Agreement, dated as of the date hereof, in respect of this Agreement, among the Notes Collateral Agent, the Company, RAM Products and the Lender.

“ABL/Cash Flow Intercreditor Agreement” means the intercreditor agreement, dated as of December 23, 2020, among the Notes Collateral Agent and the First Lien Agent, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“ABL Collateral Agent” means the administrative agent and/or collateral agent under any ABL Credit Agreement.

“ABL Credit Agreement” means that certain Revolving Credit Agreement, dated as of December 10, 2020, among RAM Products, the Guarantors, the ABL Collateral Agent and the other parties thereto from time to time, as amended, restated, supplemented, waived, renewed, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time in accordance with the terms thereof.

“Agreement” shall have the meaning assigned thereto in the preamble hereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“BIA” means the Bankruptcy and Insolvency Act (Canada).

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City or Luxembourg.

“Canadian Guarantor” means each Guarantor that is incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

“Canadian Security Agreement” means the Canadian Notes Security Agreement, dated as of December 23, 2020, among the Notes Collateral Agent, RAM Canada G.P., Rayonier A.M. Construction Company Inc., and the other Guarantors party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Canadian Security Documents” means, collectively, the 2026 Notes Canadian Security Agreement, the 2026 Notes Canadian IP Security Agreements and any deed of hypothec granted by any Canadian Guarantor in favor of the Notes Collateral Agent, acting as hypothecary representative for the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

“Capital Stock” means:

(1)    in the case of a corporation, corporate stock or shares;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means a “Change of Control” as defined in the Specified Debt Agreement.

“Collateral” has the meaning set forth in the ABL/Cash Flow Intercreditor Agreement.

“Company” shall have the meaning assigned thereto in the preamble hereof.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the BIA, the CCAA, the Winding-up and Restructuring Act (Canada), the Insolvency Regulation and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time as now and hereafter in effect and affecting the rights of creditors generally including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“First Lien Notes Agent” has the meaning assigned to such term in the ABL/Cash Flow Intercreditor Agreement.

“First Lien Notes Obligations” shall have the meaning assigned to such term in the ABL/Cash Flow Intercreditor Agreement.

“Guarantee” means any guarantee of the Obligations of the Company under this Agreement and the Loan by any Guarantor in accordance with the provisions of this Agreement.

“Guaranteed Obligations” shall have the meaning assigned thereto in Section 6.1.

“Guarantor” means (x) the Initial Guarantors and (y) any Subsidiary of the Company (other than the Lender and any Subsidiary thereof) that provides a Guarantee after the date hereof; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Agreement, such Person shall cease to be a Guarantor.

“Initial Guarantors” means (i) RAM Products, (ii) Rayonier A.M. China Limited, (iii) Rayonier A.M. Far East Ltd., (iv) Rayonier A.M. Finance LLC, (v) Rayonier A.M. Investments USA II Inc., (vi) Rayonier A.M. Paperboard Sales Inc., (vii) Rayonier A.M. Properties LLC, (viii) Rayonier A.M. Sales and Technology Inc., (ix) Rayonier Advanced Materials Industries Ltd., (x) Rayonier Performance Fibers, LLC, (xi) Southern Wood Piedmont Company, (xii) RAM Canada G.P., (xiii) Rayonier A.M. Construction Company Inc., (xiv) RYAM Canada ULC and (xv) Rayonier A.M. Canada Industries Inc.

“Insolvency Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) as amended.

“Joinder” shall have the meaning assigned thereto in Section 5.4.

“Junior Lien Priority Intercreditor Agreement” means a “Junior Lien Priority Intercreditor Agreement” as defined in the Specified Debt Agreement.

“Lender” shall have the meaning assigned thereto in the preamble hereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothec or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered or otherwise perfected or rendered opposable under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Loan” shall have the meaning assigned thereto in Section 2.1.

“Loan Documents” means, collectively, this Agreement, the Guarantees, any Joinder, the ABL/Cash Flow Intercreditor Agreement, the Security Documents, any Junior Lien Priority Intercreditor Agreement and any other agreement between or among any Loan Party and the Lender designated therein as a “Loan Document”, in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof.

“Loan Obligations” means Obligations in respect of the Loan, this Agreement, the Guarantees and the Security Documents (to the extent related to Loan, this Agreement and the Guarantees).

“Loan Parties” means, collectively, the Company and each of the Guarantors from time to time party hereto.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Material Adverse Effect” means, a material adverse effect on (x) the business, financial condition, operations or properties of the Company and its Subsidiaries, taken as a whole, (y) the ability of the Company and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents when due, or (z) the validity or enforceability of any of the Loan Documents or the rights and remedies of Notes Collateral Agent and the Lender under any of the Loan Documents.

“Maturity Date” means July 20, 2027.

“Notes Collateral Agent” means Computershare Trust Company, N.A. as successor to Wells Fargo, National Association, in its capacity as First Lien Notes Agent until a successor replaces it and, thereafter, means the successor.

“Obligations” means any principal, interest, penalties, fees, premiums (including the Yield Protection Premium), expenses (including any interest, fees, expenses (including legal costs and expenses) and other amounts accruing subsequent to the filing of a petition or proceedings in bankruptcy, insolvency, reorganization, arrangement or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, premiums, expenses and other amounts are allowed or allowable claims under applicable state, federal or foreign law), indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing the applicable indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary or a manager of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by an Officer of such Person.

“Opinion of Counsel” means, with respect to any Person, a written opinion from legal counsel, who is acceptable to the Notes Collateral Agent. The counsel may be an employee of or counsel to such Person.

“Original Currency” shall have the meaning assigned thereto in Section 1.2(g).

“Other Currency” shall have the meaning assigned thereto in Section 1.2(g).

“Person” means an individual, partnership, limited liability company, unlimited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PPSA” means the Personal Property Security Act (Ontario) (or any successor statute) or similar legislation (including the Civil Code of Quebec) of any other Canadian jurisdiction the laws of which are required by such legislation to be applied in connection with the issue, perfection, effect of perfection, enforcement, enforceability, opposability, validity or effect of security interests or other applicable Lien.

“Prepayment Price” shall have the meaning assigned thereto in Section 2.2(a)(i).

“RAM Canada G.P.” means Rayonier A.M. Canada G.P. / Rayonier A.M. Canada, Société en nom collectif, together with its permitted successors.

“RAM Products” means Rayonier A.M. Products Inc., together with its permitted successors.

“RYAM Canada ULC” means RYAM Canada Holdings ULC/Gestion RYAM Canada SRI, together with its permitted successors.

“Secured Parties” means, collectively, the Lender and the Collateral Agent.

“Security Documents” means, collectively, the ABL/Cash Flow Intercreditor Agreement and any Junior Lien Priority Intercreditor Agreement, each joinder or amendment thereto, and all security agreements (including the U.S. Security Documents and the Canadian Security Documents and each joinder or amendment thereto (including the Security Joinder Documents)), pledge agreements, control agreements, collateral assignments, mortgages, deeds of trust, security deeds, deeds to secure debt, deeds of hypothec, collateral agency agreements, debentures or other instruments, pledges, grants or transfers for security or agreements related thereto executed and delivered by the Company or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the UCC or similar filings under the PPSA (including registrations of hypothecs)) in favor of the Notes Collateral Agent on behalf of the Lender to secure the Loan and the Guarantees, in each case, as amended, modified, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms, the 2026 Notes Indenture, this Agreement and the Specified Debt Agreement, subject to the terms of the ABL/Cash Flow Intercreditor Agreement.

“Security Joinder Documents” means, collectively, the 2026 Notes U.S. Security Agreement Joinder (Intercompany Loan) and the 2026 Notes Canadian Security Agreement Joinder (Intercompany Loan).

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provisions).

“Solvent” means, with respect to any Person organized under the laws of the United States, or any state thereof, or Canada, or any province or territory thereof, on a particular date, that on such date (i) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iv) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are conducted on such date and are proposed to be conducted after such date and (v) with respect to any such Person organized under the laws of Canada or any province or territory thereof, such Person is not an “insolvent person” as such term is defined in the BIA.

“Specified Debt Administrative Agent” means Oaktree Fund Administration, LLC, as administrative agent under the Specified Debt Agreement.

“Specified Debt Agreement” means the Credit Agreement, dated as of July 20, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time), among RYAM Lux SARL, as the borrower, each of the guarantors party thereto from time to time, the lenders party thereto from time to time and the Specified Debt Administrative Agent.

“Specified Debt Obligations” means all “Obligations” as defined in the Specified Debt Agreement.

“Subordinated Indebtedness” means (a) with respect to the Company, any indebtedness of the Company which is by its terms subordinated in right of payment to the Loan, and (b) with respect to any Guarantor, any indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust or other Person of which more than 50% of the outstanding capital stock (or similar property right in the case of partnerships and trusts and other Persons) having ordinary voting power to elect a majority of the Board of Directors of such corporation (or similar governing body or Person with respect to partnerships and trusts and other Persons) (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Treasury Rate” means, the weekly average for such Business Day during the most recent week that has ended at least two business days prior to the applicable redemption date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to the first anniversary of the date of this Agreement; provided, however, that if the period from such redemption date to the first anniversary of the date of this Agreement, as applicable, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, the Notes Collateral Agent’s or the Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in another State other than the State of New York, the term “UCC” means the Uniform Commercial Code in such other State.

“U.S. Security Agreement” means the U.S. Notes Security Agreement, dated as of December 23, 2020, among the Notes Collateral Agent, the Company and the Guarantors party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time.

“U.S. Security Documents” means, collectively, the U.S. Security Agreement and the 2026 Notes U.S. IP Security Agreements.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unless the context otherwise requires, references to Wholly Owned Subsidiaries in this Agreement shall be to those of the Company.

“Yield Protection Premium” means with respect to any repayment or prepayment of all or any portion of the Loan or any requirement to repay or prepay any Loan, occurring:

(a)    on or prior to the first anniversary of the date of this Agreement, an amount equal to the amount of interest (calculated on a net present value basis using a discount rate equal to the Treasury Rate as of the Business Day immediately preceding the applicable date of such repayment or prepayment plus 0.50%) that would have been paid on the principal amount of the Loan being so repaid or prepaid for the period from and including the date of such repayment or prepayment to but excluding the first anniversary of the date of this Agreement (in each case, calculated on the basis of the interest rate with respect to the Loan that is in effect on the date of such repayment or prepayment and on the basis of actual days elapsed over a year of three hundred sixty (360) days, plus three percent (3%) of the principal amount of the Loan being so repaid or prepaid);

(b)    at any time after the first anniversary of the date of this Agreement but on or prior to the second anniversary of the date of this Agreement, an amount equal to three percent (3%) of the aggregate outstanding principal amount of the Loan being so repaid or prepaid;

(c)    at any time after the second anniversary of the date of this Agreement but on or prior to the third anniversary of the date of this Agreement, an amount equal to one percent (1%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid; and

(d)    after the third anniversary of the date of this Agreement, zero percent (0%).

1.2    Other Interpretive Provisions. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    “or” is not exclusive;

(c)    “including” means including without limitation;

(d)    words in the singular include the plural and words in the plural include the singular;

(e)    “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(f)    for purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest”, “mortgage” and “Lien” shall be deemed to include a “hypothec”, “right of retention”, “prior claim”, “reservation of ownership” and a “resolutory clause”, (vi) all references to filing, perfecting, registering or recording under the UCC or PPSA shall be deemed to include publication by registration under the Civil Code of Quebec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall be deemed to include a “mandatary”, (xi) “foreclosure” shall be deemed to include the “exercise of a hypothecary right”, (xii) “lease” shall be deemed to include a “lease” or a “contract of leasing (crédit-bail)”, as applicable, (xiii) “deposit account” shall be deemed to include a “financial account” (within the meaning of Article 2713.6 of the Civil Code of Quebec); (xiv) “construction liens” or “mechanics, materialmen, repairmen, construction contractors or other like liens” shall be deemed to include “legal hypothecs”, (xv) “joint and several” shall be deemed to include “solidary” and “jointly and severally” shall be deemed to include “solidarily”, (xvi) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xvii) “beneficial ownership” shall be deemed to include “ownership”, (xviii) “easement” shall be deemed to include “servitude”, (xix) “priority” shall be deemed to include “rank” or “prior claim”, as applicable, (xx) “survey” shall include

“certificate of location and plan”, (xxi) “fee simple title” or “fee-owned” shall include ownership or “owned”, (xxii) “leasehold interest” shall include “rights resulting from a lease”, (xxiii) “Cas de défaut” has the meaning assigned to the term “Event of Default” in this Agreement, (xxiv) “Obligations garanties” has the meaning assigned to the term “Loan Obligations” in this Agreement, (xxv) “Jour ouvrable” has the meaning assigned to the term “Business Day” in this Agreement, (xxvi) “Agent des sûretés” has the meaning assigned to the term “Notes Collateral Agent” in this Agreement, (xxvii) “Créanciers garantis” has the meaning assigned to the term “Secured Parties” in this Agreement, (xxviii) “Agent des sûretés des billets de premier rang” has the meaning assigned to the term “First Lien Notes Agent” in this Agreement, (xxix) “Documents de prêt” has the meaning assigned to the term “Loan Documents” in this Agreement, and (xxx) “Convention entre créanciers ABL” has the meaning assigned to the term “ABL/Cash Flow Intercreditor Agreement” in this Agreement. The parties hereto have agreed that this Agreement as well as any notice, document or instrument relating to it be drawn up, concluded and sent in English only but without prejudice to any such notice, document or instrument which may from time to time be drawn up and sent in French only or in both French and English. Les parties aux présentes ont convenu que la présente convention ainsi que tous autres avis, actes ou documents s’y rattachant soient rédigés, conclus mais sans préjudice à tous tels avis, actes ou documents qui pourraient à l’occasion être rédigés et transmis en français seulement ou à la fois en anglais et en français; and

(g)    if for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) in another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by applicable law, that the rate of exchange used shall be that at which, on the relevant date, as determined by the Company in good faith, the Company could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

ARTICLE II

THE LOAN

2.1    Borrowing. Subject to and upon the terms and conditions set forth herein, on the date hereof the Company will borrow from Lender an aggregate principal amount of $150,000,000 (the “Loan”). The Lender will make (or cause to be made) the Loan by wire transfer of immediately available funds to such account of the Company or its designee as specified by the Company and acceptable to the Lender in its sole discretion. Amounts repaid on the Loan may not be reborrowed.

2.2    Prepayments.

(a)    Optional Prepayments.

(i)    Subject to prior written notice pursuant to clause (ii) below, the Company shall have the right to optionally prepay in whole or in part the outstanding principal amount of the Loan on any Business Day for an amount equal to the sum of (A) the aggregate principal amount of the Loan being prepaid, (B) any accrued but unpaid interest on the principal amount of the Loans being prepaid, (C) any applicable Yield Protection Premium, and (D) any other unpaid amounts then due and owing pursuant to this Agreement and the other Loan Documents, including any invoiced fees, costs, expenses and indemnities (other than inchoate indemnity and expense reimbursement obligations for which no claim has been made) (such aggregate amount, the “Prepayment Price”); provided that each partial prepayment of principal of the Loan shall be in an aggregate amount at least equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining outstanding principal amount of the Loan).

(ii)    A notice of optional prepayment shall be effective only if received by the Lender not later than 2:00 p.m. (Eastern time) on a date not less than three (3) Business Days prior to the proposed prepayment date; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Company (by notice to the Lender on or prior to the specified date of prepayment) if such condition is not satisfied. Each notice of optional prepayment shall specify the proposed prepayment date, the Prepayment Price (excluding amounts owing under clause (D) of the definition thereof, and in the case of any prepayment prior to the first anniversary of the date hereof, estimated based on the Treasury Rate then in effect), the principal amount to be prepaid, and any conditions to prepayment (if applicable).

(b)    Mandatory Prepayment for Change of Control. Upon the occurrence of any Change of Control, the Company shall prepay all of the Loan and Loan Obligations, plus (A) any accrued but unpaid interest on the principal amount of the Loan being prepaid (which for the avoidance of doubt shall be paid in cash) and (B) the Yield Protection Premium in respect of the amounts being prepaid.

(c)    Notice. The Company shall notify the Lender not later than 2:00 p.m. (Eastern time) on a date not less than three (3) (nor more than five (5)) Business Days prior to any mandatory prepayment (or such shorter period agreed by the Lender). Each notice of mandatory prepayment shall specify the proposed prepayment date, the principal amount to be prepaid, the amount of interest to be paid and the subsection under which the prepayment is required.

2.3    Payment at Maturity. The Company hereby promises to pay in cash to the Lender on the Maturity Date, all outstanding Loan Obligations (other than inchoate indemnity and expense reimbursement obligations for which no claim has been made) in full.

2.4    Interest. The Loan shall bear interest from time to time at a per annum rate equal to the sum of (i) the per annum rate at which the Loans (as defined in the Specified Debt Agreement) bear interest from time to time, as determined in accordance with the Specified Debt Agreement, and (ii) 0.50%. Such interest shall be payable in cash on (a) the last Business Day of each March, June, September and December of each year, commencing on the last Business Day of the first full fiscal quarter following the date of this Agreement; provided, that if such date is not a Business Day, then on the immediately preceding Business Day; and (b) the Maturity Date. For purposes of the Interest Act (Canada), the interest rates in this Agreement and the other Loan Documents are intended to be nominal and not effective rates or yields, and the principal of deemed reinvestment does not apply to any interest calculation hereunder.

2.5    Payments Generally.

(a)    Each payment of principal, interest and other amounts to be made by the Loan Parties under this Agreement or any other Loan Document shall be made (i) in Dollars in cash, in immediately available funds, without deduction, set off or counterclaim, to the Lender, to the account designated by the Lender by notice to the Company, and (ii) not later than 12:00 p.m. (Eastern time) on the date on which such payment is due (each such payment made after such time on such due date may, in the Lender’s discretion, be deemed to have been made on the next succeeding Business Day).

(b)    Notwithstanding anything herein to the contrary, subject to the terms of the Security Documents and the ABL/Cash Flow Intercreditor Agreement, following the occurrence and continuance of an Event of Default, payments in respect of the Loan Obligations received by the Lender shall be applied: first, to payment of that portion of the Loan Obligations constituting fees, indemnities, expenses and other amounts payable to the Notes Collateral Agent in its capacity as such; second, to the payment of that portion of the Loan Obligations constituting unpaid fees, indemnities, costs, expenses and other amounts (other than principal and interest, but including fees and disbursements and other charges of counsel and any applicable Yield Protection Premium) payable to the Lender arising under the Loan Documents, third, to the payment of the Loan Obligations constituting accrued and unpaid interest on such Loan; fourth, to the payment of the Loan Obligations constituting payments of principal due on such Loan; and fifth, to all other amounts due under this Agreement and the other Loan Documents and all other Loan Obligations.

ARTICLE III

CONDITIONS PRECEDENT

3.1    Conditions Precedent. The effectiveness of this Agreement and the making of the Loan is subject to the satisfaction (or waiver in accordance with the terms hereof) of the following conditions precedent:

(a)    Loan Documents. The Lender shall have received this Agreement, the 2026 Notes Canadian Security Agreement Joinder (Intercompany Loan) and the 2026 Notes U.S. Security Agreement Joinder (Intercompany Loan), in each case, duly executed and delivered by the Company, the applicable Guarantors and the Notes Collateral Agent and in form and substance satisfactory to the Lender; and

(b)    Representations and Warranties. The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects (except that, to the extent that any representation and warranty is qualified by materiality, such representation and warranty shall be true and correct in all respects), on and as of the date of the date hereof, except as they relate to an earlier date, in which case they shall have been true and correct in all material respects (or, to the extent that any representation and warranty is qualified by materiality, in all respects) as of such earlier date.

(c)    Opinions of Counsel. The Lender shall have received a duly executed favorable opinion of each of (i) Wachtell, Lipton, Rosen & Katz, (ii) McCarthy Tetrault LLP and (iii) Potter, Anderson & Corroon LLP, special counsel to the Loan Parties, in each case in a form reasonably acceptable to the Lender and addressed to the Lender.

(d)    Secretary’s Certificate, Etc. The Lender shall have received from each Loan Party (x) a copy of a good standing certificate (or local equivalent), dated a date reasonably close to the date of this Agreement, for each such Person and (y) a certificate, dated as of the date of this Agreement, duly executed and delivered by an authorized officer of such Person, as to:

(i)    resolutions of each such Person’s board or other governing body then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions provided hereunder;

(ii)    the incumbency and signatures of the persons authorized to execute and deliver each Loan Document to be executed by such Person; and

(iii)    the full force and validity of each organizational document of such Person and copies thereof;

which certificates shall be in form and substance reasonably satisfactory to the Lender and upon which the Lender may conclusively rely until it shall have received a further certificate of an authorized officer of any such Person updating the prior certificate of such Person.

(e)    Specified Loan Agreement. The Specified Loan Agreement shall be in full force and effect and the lenders thereunder shall have funded $250,000,000 in aggregate principal amount of loans thereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1    Representations. Each Loan Party represents and warrants to the Lender as follows on the date hereof:

(a)    Corporate Status. Each Loan Party is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and possesses all powers (corporate or otherwise) and all other authorizations and licenses necessary to carry on its business, except where the failure to so possess would not reasonably be expected to have a Material Adverse Effect.

(b)    Corporate Authority; Non-Contravention. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby are within such Loan Party’s respective powers (corporate or otherwise), have been duly authorized by all necessary action (corporate or otherwise), and do not (i) contravene such Loan Party’s constitutive documents, (ii) violate any requirements of law which would be reasonably likely to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument binding on or affecting any Loan Party or any of its properties, in each case, which would be reasonably likely to have a Material Adverse Effect or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party (other than in favor of the Notes Collateral Agent under the Loan Documents).

(c)    Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party.

(d)    Binding Effect. Each Loan Document is the legal, valid and binding obligation of the Loan Party thereto enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e)    Security Documents. The Security Documents create in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, each security interest purported to be created thereunder. Each such security interest is valid and binding, and upon the filing and recording or publication required by this Agreement or the Security Documents and/or the execution and delivery of the Security Joinder Documents in accordance with the terms of the applicable Security Documents, as applicable, will constitute, under applicable law, fully perfected security interests, superior in right to any other liens, except Permitted Liens (as defined in the Specified Debt Agreement), and enforceable against the grantor of such security interests, any trustee in bankruptcy and any attaching creditor or third party.

(f)    The Company and its Subsidiaries, on a Consolidated (as defined in the Specified Debt Agreement) basis, are and, immediately after giving effect to the making of the Loan on such date, the use of proceeds thereof, and the consummation of the transactions provided hereunder, will be, Solvent.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the irrevocable payment in full in cash of all of the Loan Obligations (other than contingent Obligations related to indemnification payments not then due and owing):

5.1    Preservation of Existence, Etc. Each Loan Party shall preserve and maintain, and cause each of its Subsidiaries (other than the Lender and its Subsidiaries), to preserve and maintain, its existence (corporate or otherwise), rights (charter and statutory), permits (including all wood processing plant operating permits, water permits, timber supply and forestry management or utilization agreements, forestry management permits and any and all other similar agreements or permits conferred upon or in respect of a Loan Party) and franchises except (i) if, in the reasonable business judgment of the Company or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, permits or franchises and such failure to preserve and maintain such rights, permits or franchises would not materially adversely affect the rights of the Lender hereunder or the ability of any Loan Party to perform its obligations under the respective Loan Documents and (ii) in the case of a Subsidiary of the Company (other than the Lender or any Subsidiary of the Lender), where the failure to preserve and maintain its existence would not materially adversely affect the rights of the Lender hereunder or the ability of any Loan Party to perform its obligations under the respective Loan Documents (it being understood that the foregoing shall not prohibit, or be violated as a result of, any transactions by or involving any Loan Party or other Subsidiary otherwise permitted under this Agreement).

5.2    Security Documents. The Loan Obligations shall at all times constitute Additional Cash Flow Obligations (as defined in the 2026 Notes Indenture as in effect on the date hereof) and shall at all times be secured by a valid and perfected first priority security interest in the Collateral (subject only to Permitted Liens (as defined in the Specified Debt Agreement)). If the Company or any Guarantor acquires any property which is of a type constituting Collateral under any Security Document (excluding, for the avoidance of doubt, any Excluded Assets (as defined in the 2026 Notes Indenture as in effect on the date hereof)), it shall promptly after the acquisition thereof execute and deliver such security instruments, mortgages and financing statements (or similar filings under the PPSA (including registrations of hypothecs)) as are reasonably necessary to vest in the Notes Collateral Agent a perfected security interest and Lien (subject only to Permitted Liens (as defined in the Specified Debt Agreement)) in and on such after acquired property and to have such after acquired property added to the Collateral, and thereupon all provisions of the Loan Documents relating to the Collateral shall be deemed to relate to such after acquired property to the same extent and with the same force and effect.

5.3    Further Assurances. Subject to the limitations set forth in the Security Documents, the Company and each of the Guarantors shall execute, deliver and file, if applicable, any and all further documents, financing statements (or similar filings under the PPSA (including registrations of hypothecs)), agreements and instruments, and take all further action that may be reasonably required under applicable law (including the filing of continuation financing statements and amendments to financing statements (or similar filings under the PPSA (including registrations of hypothecs))), or that the Notes Collateral Agent may (but shall not be obligated to) reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents on the Collateral.

5.4    Future Guarantors. The Company shall cause (i) each of its Subsidiaries that is not an Excluded Subsidiary (as defined in the Specified Debt Agreement) and (ii) any other Subsidiary that guarantees or becomes an obligor under the ABL Credit Agreement, the documents governing any First Lien Notes Obligations (other than the Loan Obligations) or the Specified Debt Agreement, to execute and deliver to the Lender and the Notes Collateral Agent (a) a joinder to this Agreement substantially in the form of Exhibit A hereto (a “Joinder”) pursuant to which such Subsidiary will guarantee the Guaranteed Obligations and (b) such Security Documents, or amendments or supplements thereto and such other documentation as shall be necessary to provide for valid and perfected Liens on such Subsidiary’s assets constituting Collateral to secure such Guarantee pursuant to the terms of the Security Documents.

5.5    Post-Closing Obligations. Execute and deliver the documents and complete the tasks set forth on Schedule 7.01(m) to the Specified Debt Agreement, in each case within the time limits specified on such schedule, as such time limits may be extended from time to time by Lender in its reasonable discretion.

5.6    Use of Proceeds. The proceeds of the Loan shall be used, directly or indirectly, to repay amounts owing under the 2024 Notes, including accrued and unpaid interest in respect thereof, and to pay fees and expenses relating to the foregoing and the transactions relating hereto and to the Specified Debt Agreement.

ARTICLE VI

GUARANTEE

6.1    Guarantee.

(a)    Each Guarantor, by executing and delivering this Agreement or a Joinder, hereby jointly and severally guarantees, on a senior secured basis, as a primary obligor and not merely as a surety, to the Lender and their respective successors and assigns, the performance and punctual payment when due, whether at the Maturity Date, by acceleration or otherwise, of all Loan Obligations, whether for payment of principal of, premium, if any, or interest on the Loan, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article VI notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)    Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Loan or the Guaranteed Obligations. The Guarantee of each Guarantor hereunder shall not be affected by (i) the failure of the Lender or the Notes Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Agreement, the Loan or any other agreement or otherwise; (ii) any extension or renewal of this Agreement, the Loan or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Loan or any other agreement; (iv) the release of any security held by the Lender or the Notes Collateral Agent for the Guaranteed Obligations or each Guarantor; (v) the failure of the Lender or the Notes Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Guarantor, except as provided in Section 8.1. Each Guarantor hereby waives any right to which it may be entitled to have its Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Guarantee would be less than the full amount claimed.

(c)    Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s obligations under this Agreement and the Loan or such Guarantor’s Guarantee hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor. For purposes of applicable law in Quebec, each Guarantor waives the benefits of division and discussion.

(d)    Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Lender or the Notes Collateral Agent to any security held for payment of the Guaranteed Obligations.

(e)    The Guarantee of each Guarantor is, to the extent and in the manner set forth in this Article VI, senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

(f)    Except as expressly set forth in Sections 6.2 and 9.1, the Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Lender or the Notes Collateral Agent to assert any claim or demand or to enforce any remedy under this Agreement, the Loan or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g)    Except as expressly set forth in Section 8.1, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations of such Guarantor. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by the Lender or the Notes Collateral Agent upon the bankruptcy or reorganization of the Company or otherwise.

(h)    In furtherance of the foregoing and not in limitation of any other right which the Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by prepayment or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Lender, forthwith pay, or cause to be paid, in cash, to the Lender an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the Lender.

(i)    Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Lender, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VII, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 6.1.

(j)    Each Guarantor also agrees to pay any and all expenses (including reasonable attorneys’ fees and expenses) incurred by the Notes Collateral Agent in enforcing any rights under this Section 6.1.

(k)    Upon request of the Lender or the Notes Collateral Agent, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purpose of this Agreement.

6.2    Limitation on Liability. Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.

6.3    Successors and Assigns. This Article VI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by the successors and assigns of the Notes Collateral Agent and the Lender and, in the event of any transfer or assignment of rights by the Lender or the Notes Collateral Agent, the rights and privileges conferred upon that party in this Agreement shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Agreement.

6.4    No Waiver. Neither a failure nor a delay on the part of either the Notes Collateral Agent or the Lender in exercising any right, power or privilege under this Article VI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Notes Collateral Agent and the Lender herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article VI at law, in equity, by statute or otherwise.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

7.1    Events of Default. Each of the following events shall constitute an “Event of Default”:

(a)    Any Loan Party shall fail to pay any principal of any Loan when the same becomes due and payable, and in the currency required hereunder; or shall fail to pay any interest on any Loan, fees or any other amounts hereunder or under any other Loan Document within five Business Days after the same become due and payable by it; or

(b)    Any representation or warranty made by any Loan Party in any Loan Document (whether made on behalf of itself or otherwise) or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c)    any Loan Party shall fail to perform or observe such other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to such Loan Party by the Lender; or

(d)    (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason (other than as a result of the gross negligence or willful misconduct of the Lender or the Notes Collateral Agent or payment in full of the Loan Obligations), ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on a material portion of the Collateral, with the priority required by the applicable Security Document (other than as a result of the gross negligence or willful misconduct of the Notes Collateral Agent or payment in full of the Loan Obligations); or

(e)    Any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking receivership, interim receivership, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, interim receiver, monitor, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, interim receiver, monitor, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f)    an Event of Default under (and as defined in) the Specified Debt Agreement has occurred is continuing.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

7.2    Acceleration. If an Event of Default (other than an Event of Default specified in Section 7.1(e)) occurs and is continuing, the Lender (acting at the direction of the Specified Debt Administrative Agent (acting at the direction of the Majority Lenders (as defined in the Specified Debt Agreement)) by notice to the Company, may declare the Loan Obligations (including any applicable Yield Protection Premium) to be immediately due and payable. Upon such a declaration, such Loan Obligations (including any applicable Yield Protection Premium) shall be due and payable immediately. If an Event of Default specified in Section 7.1(e) occurs, the Loan Obligations (including any applicable Yield Protection Premium) will become immediately due and payable without any declaration or other act on the part of the Lender.

7.3    Other Remedies.

(a)    If an Event of Default occurs and is continuing, the Lender (acting at the direction of the Specified Debt Administrative Agent (acting at the direction of the Majority Lenders (as defined in the Specified Debt Agreement)) may pursue any available remedy at law or in equity to collect the Loan Obligations or to enforce the performance of any provision of the Loan or this Agreement or any Security Document.

(b)    A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

(c)    Notwithstanding anything to the contrary herein, the Lender may not pursue or exercise any right or remedy upon an Event of Default unless the Lender is acting at the direction of the Specified Debt Administrative Agent (acting at the direction of the Majority Lenders (as defined in the Specified Debt Agreement)).

7.4    Payment of Yield Protection Premium. Notwithstanding anything in this Agreement to the contrary, the Yield Protection Premium shall automatically be due and payable in accordance with the definition thereof at any time the Loan Obligations become due and payable prior to the Maturity Date in accordance with the terms hereof as though such indebtedness was voluntarily prepaid and shall constitute part of the Loan Obligations, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to the Company in accordance with Section 7.2, or automatically, in accordance with Section 7.2), by operation of law or otherwise (including on account of any bankruptcy filing), in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender or profits lost by the Lender as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders as a result thereof. Any Yield Protection Premium payable pursuant to this Agreement shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, acceleration or prepayment and each Loan Party agrees that such Yield Protection Premium is reasonable under the circumstances currently existing. The Yield Protection Premium shall also be payable in the event the Loan Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means or the Loan Obligations are reinstated pursuant to Section 1124 of the Bankruptcy Code. If the Yield Protection Premium becomes due and payable pursuant to this Agreement, such Yield Protection Premium shall be deemed to be principal of the Loan and Loan Obligations under this Agreement and interest shall accrue on the full principal amount of the Loan (including the Yield Protection Premium) from and after the applicable triggering event. In the event the Yield Protection Premium is determined not to be due and payable by order of any court of competent jurisdiction, including by operation of the Bankruptcy Code, despite such a triggering event having occurred, such Yield Protection Premium, shall nonetheless constitute Loan Obligations under this Agreement for all purposes hereunder. EACH LOAN PARTY HEREBY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE YIELD PROTECTION PREMIUM AND ANY DEFENSE TO PAYMENT, WHETHER SUCH DEFENSE MAY BE BASED IN PUBLIC POLICY, AMBIGUITY, OR OTHERWISE. The Loan Parties and the Lender acknowledge and agree that any Yield Protection Premium due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under Section 502(b)(3) of the Bankruptcy Code or otherwise. Each Loan Party further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation. Each Loan Party expressly agrees that (i) the Yield Protection Premium is reasonable and the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (ii) the Yield Protection Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lender and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Yield Protection Premium, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 7.4, (v) their agreement to pay the Yield Protection Premium is a material inducement to the Lender to make the Loan, and (vi) the Yield Protection Premium represent a good faith, reasonable estimate and calculation of the lost profits, losses or other damages of the Lender and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such event.

ARTICLE VIII

RELEASES

8.1    Release of Guarantees. A Guarantee as to any Guarantor shall automatically terminate and be of no further force or effect and such Guarantor shall be automatically released from all obligations under Article VI and the Security Documents upon the release of such Guarantor’s guarantee of the Specified Debt Obligations in accordance with the Specified Debt Agreement, including a release upon the repayment in full of such Specified Debt Obligations.

8.2    Release of Liens. The Liens on the Collateral securing the Loan Obligations will be automatically released, and be of no further force or effect with respect to the Loan and the related Guarantees, (a) in whole, upon payment in full of the Loan Obligations (other than contingent Obligations related to indemnification payments not then due and owing) or (b) in whole or in part, upon the release of the Lien securing the Specified Debt Obligations on such Collateral in accordance with the Specified Debt Agreement.

8.3    Evidence of Release. Upon the release of any Guarantor or any Liens in favor of the Notes Collateral Agent on the Collateral securing the Loan Obligations in accordance with Sections 8.1 or 8.2 hereof, as applicable, the Notes Collateral Agent, upon receipt of an Officer’s Certificate and an Opinion of Counsel certifying that all conditions precedent to such release have been met, will execute and deliver such documents and instruments, prepared by the Company, as the Company and the Guarantors may request in writing to evidence such termination and release (without recourse, representation or warranty) without the consent of the Lender.

ARTICLE IX

MISCELLANEOUS

9.1    Amendments and Waivers. None of the terms or provisions of this Agreement or any other Loan Document may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no waiver, amendment, supplement or other modification of this Agreement or any Loan Document shall be effective unless the Specified Debt Administrative Agent has provided its consent in writing to such waiver, amendment, supplement or other modification. Notwithstanding the foregoing, the consent of the Lender and the Specified Debt Administrative Agent shall not be unreasonably withheld, delayed or conditioned in respect of any amendment or modification to the Loan Documents to the extent such amendment or waiver is delivered in order (a) to comply with local law or advice of local counsel, (b) to cure ambiguities or defects or (c) to cause any Loan Document to be consistent with the Specified Debt Agreement or any other Loan Document (as defined herein and in the Specified Debt Agreement).

9.2    Assignments. The Company, each Guarantor and the Lender may not sell convey, transfer, assign or otherwise dispose of their respective rights, duties and obligations under the Loan and/or this Agreement.

9.3    Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement. This Agreement and any certificate, agreement or other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) in the case of this Agreement and any certificate, agreement or other document to be signed in connection with this Agreement and the transactions contemplated hereby, any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the UCC, the Personal Information Protection and Electronic Documents Act (Canada) and the Electronic Commerce Act, 2000 (Ontario) (collectively, “Signature Law”). Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

9.4    Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

9.5    Governing Law. THIS AGREEMENT, THE LOAN AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.6    Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN OR THE TRANSACTION CONTEMPLATED HEREBY.

9.7    Submission to Jurisdiction. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9.8    Notices. Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, via electronic mail or mailed by first-class mail addressed as follows:

if to the Company or a Guarantor:

c/o Rayonier Advanced Materials Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, FL 32207

Attention: Chief Financial Officer and General Counsel

Fax: (904) 357-9101

Phone: (904) 357-9154

Email: marcus.moeltner@ryam.com and colby.Slaughter@rayonier.com if to the Lender:

RYAM Lux SARL

c/o Rayonier Advanced Materials Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, FL 32207

Attention: Chief Financial Officer and General Counsel

Fax: (904) 357-9101

Phone: (904) 357-9154

Email: marcus.moeltner@ryam.com and colby.Slaughter@rayonier.com with a copy to:

Oaktree Fund Administration, LLC

333 S. Grand Avenue, 28th Fl.

Los Angeles, CA 90071

Attn: Jordan Mikes; Henry Orren

Email:jmikes@oaktreecapital.com; HOrren@oaktreecapital.com

With copies to:

Oaktree Capital Management, L.P.

333 S. Grand Avenue, 28th Fl.

Los Angeles, CA 90071

Attn:Jordan Mikes

Email:jmikes@oaktreecapital.com

and

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn:Ari Blaut; Chris Beatty

Email: blauta@sullcrom.com; beattyc@sullcrom.com

The Company, any Guarantor and the Lender by notice to the others may designate additional or different addresses for subsequent notices or communications.

9.9    Effect of Headings. The Section headings of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions here.

9.10    Intercreditor Agreements Govern. The Lender and each other Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Security Document or intercreditor agreement entered into pursuant to the terms of the Specified Debt Agreement and (b) hereby authorizes and instructs the Lender and the Notes Collateral Agent to enter into each Security Document and intercreditor agreement (including the ABL/Cash Flow Intercreditor Agreement, as applicable, and any Junior Lien Priority Intercreditor Agreement) entered into pursuant to the terms hereof or to the terms of the Specified Debt Agreement and to subject the Liens securing the Loan Obligations to the provisions thereof. In the event of any conflict or inconsistency between the provisions of this Agreement and any Security Document or the ABL/Cash Flow Intercreditor Agreement, as applicable, the provisions of such Security Document or the ABL/Cash Flow Intercreditor Agreement, as applicable, shall control in all respects. In the event of any conflict or inconsistency between the provisions of the ABL/Cash Flow Intercreditor Agreement and any Security Document, the provisions of the ABL/Cash Flow Intercreditor Agreement shall control in all respects.

9.11    Authorization of Actions to be Taken by the Notes Collateral Agent under the Security Documents. The Loan Parties and the Lender, by their acceptance of the Guarantees and extension of the Loan, (i) hereby irrevocably appoints Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Notes Collateral Agent to act as its agent and hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) hereunder and under the ABL/Cash Flow Intercreditor Agreement, any Junior Lien Priority Intercreditor Agreement and each other Canadian Security Document, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association) accepts such appointment and (ii) agrees that (x) the Notes Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Notes Collateral Agent under the 2026 Notes Indenture, the U.S. Security Agreement and the Canadian Security Documents, (y) the Notes Collateral Agent as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) shall enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and exercise such powers and duties that are conferred upon the Notes Collateral Agent under any related deed of hypothec, and (z) the Notes Collateral Agent shall have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Notes Collateral Agent in its capacity as hypothecary representative pursuant to any such deed of hypothec and applicable Law. Furthermore, the Lender, by extending the Loan, consents to and approves the terms of and irrevocably authorizes and directs the Notes Collateral Agent (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent in accordance with the 2026 Notes Indenture and U.S. Security Agreement) to (i) perform the duties and exercise the rights, powers and discretions that are provided for in the ABL/Cash Flow Intercreditor Agreement, any Junior Lien Priority Intercreditor Agreement and each other Canadian Security Document in each of its capacities thereunder, together with any other incidental rights, powers and discretions as are delegated to Notes the Collateral Agent by the terms thereof and (ii) execute each document, including each Canadian Security Document and the ABL/Cash Flow Intercreditor Agreement and any Junior Lien Priority Intercreditor Agreement, expressed to be executed by the Notes Collateral Agent on its behalf, binding the holders to the terms thereof and perform and observe its obligations thereunder. The execution by Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association) in the capacity as hypothecary representative for the Secured Parties, prior to this Agreement of any deeds of hypothec is hereby ratified and confirmed.

Notwithstanding anything contained herein to the contrary but subject to Section 9.1, the Notes Collateral Agent shall act under the Security Documents at the written direction of the holders of a majority of the aggregate principal amount of the Secured Obligations (as defined in each of the U.S. Security Agreement and the Canadian Security Agreement) as provided in Section 9.1(xi) of each of the U.S. Security Agreement and the Canadian Security Agreement and Section 10.02(b) of the 2026 Notes Indenture.

9.12    Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, solely in respect of Section 7.2, Section 7.3 and Section 9.1, the Specified Debt Administrative Agent.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

RAYONIER ADVANCED MATERIALS INC., as the Company

By: /s/ Michael H. Walsh
Name:	Michael H. Walsh
Title:	Vice President and Treasurer

RYAM LUX SARL, as the Lender

By: /s/ Michael H. Walsh
Name:	Michael H. Walsh
Title:	Class A Manager and Authorized Signatory

RAYONIER A.M. PRODUCTS INC.
RAYONIER A.M. CHINA LIMITED
RAYONIER A.M. FAR EAST LTD.
RAYONIER A.M. FINANCE LLC
RAYONIER A.M. INVESTMENTS USA II INC.
RAYONIER A.M. PAPERBOARD SALES INC.
RAYONIER A.M. PROPERTIES LLC
RAYONIER A.M. SALES AND TECHNOLOGY INC.
RAYONIER ADVANCED MATERIALS INDUSTRIES LTD.
RAYONIER PERFORMANCE FIBERS, LLC, as Guarantors

By: /s/ Michael H. Walsh
Name:	Michael H. Walsh
Title:	Vice President and Treasurer

[Pari Passu Intercompany Loan Agreement]

SOUTHERN WOOD PIEDMONT COMPANY, as Guarantor

By: /s/ Richard Colby Slaughter
Name:	Richard Colby Slaughter
Title:	President

RAYONIER A.M. CANADA INDUSTRIES INC.
RAYONIER A.M. CONSTRUCTION COMPANY INC.
RYAM CANADA HOLDINGS ULC/GESTION RYAM CANADA SRI, as Guarantors

By: /s/ Lynn Poirier
Name:	Lynn Poirier
Title:	Treasurer

RAYONIER A.M. CANADA G.P. / RAYONIER A.M. CANADA, SOCIÉTÉ EN NOM COLLECTIF, as Guarantor

By: Rayonier A.M. Canada Industries Inc., its managing partner

By: /s/ Lynn Poirier
Name:	Lynn Poirier
Title:	Treasurer

[Pari Passu Intercompany Loan Agreement]

EXHIBIT A

[FORM OF JOINDER]

JOINDER TO INTERCOMPANY LOAN AGREEMENT

JOINDER TO INTERCOMPANY LOAN AGREEMENT (this “Joinder”) dated as of [                ], among [NEW GUARANTOR] (the “New Guarantor”), a direct or indirect subsidiary of RAYONIER ADVANCED MATERIALS INC. (or its successor), a Delaware corporation (the “Company”), and RYAM LUX SARL, a private limited liability company organized under the laws of Luxembourg, as lender (the “Lender”).

W I T N E S S E T H :

WHEREAS the Company, the Lender and the Guarantors party thereto have heretofore executed a Loan Agreement, dated as of July 20, 2023 (as amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS Section 5.4 of the Agreement provide that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Lender and the Notes Collateral Agent a joinder to the Agreement, pursuant to which the New Guarantor shall guarantee the Guaranteed Obligations; and

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Lender mutually covenant and agree as follows:

(a)    Defined Terms. As used in this Joinder, terms defined in the Agreement or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Joinder refer to this Joinder as a whole and not to any particular Section hereof.

(b)    Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in Article VI of the Agreement and to be bound by all other applicable provisions of the Agreement and to perform all of the obligations and agreements of a Guarantor under the Agreement.

(c)    Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 9.8 of the Agreement.

(d)    Ratification of Agreement; Joinder Part of Agreement. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Joinder shall form a part of the Agreement for all purposes.

(e)    Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(f)    Counterparts. The parties may sign any number of copies of this Joinder. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Joinder. This Joinder and any certificate, agreement or other document to be signed in connection with this Joinder and the transactions contemplated hereby shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) in the case of this Joinder and any certificate, agreement or other document to be signed in connection with this Joinder and the transactions contemplated hereby, any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the UCC, the Personal Information Protection and Electronic Documents Act (Canada) and the Electronic Commerce Act, 2000 (Ontario) (collectively, “Signature Law”). Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

(g)    Effect of Headings. The Section headings of this Joinder have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions here.

[Remainder of page intentionally left blank.]

A-2

IN WITNESS WHEREOF, the parties have caused this Joinder to be duly executed as of the date first written above.

RAYONIER ADVANCED MATERIALS INC., as the Company

By:
Name:
Title:

[NEW GUARANTOR], as a Guarantor

By:
Name:
Title:

RYAM LUX SARL, as the Lender

By:
Name:
Title:

A-3